UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2022

Membership Collective Group Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40605	86-3664553
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Strand
London, United Kingdom		WC2R 1EA
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: +44 (0) 207 8512300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01 per share	MCG	New York Stock Exchange LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition.

On November 16, 2022, Membership Collective Group Inc. (the “Company”) issued a press release announcing the Company’s financial results for the fiscal quarter ended October 2, 2022. The press release is furnished hereto as Exhibit 99.1 and incorporated herein by reference.

The information contained in Item 2.02 to this Current Report on Form 8-K and Exhibit 99.1 attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such document or filing.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 16, 2022, the Company announced that Nick Jones will transition from the role of Chief Executive Officer to the role of Founder. The Company’s Board of Directors have appointed Andrew Carnie as the Chief Executive Officer of the Company with immediate effect. He previously served as the Company’s Chief Commercial Officer and then President from 2019 to 2022.

Item 9.01 Financial Statements and Exhibits.

Exhibits.

Exhibit Number	Exhibit

99.1	Earnings press release dated November 16, 2022 for the fiscal quarter ended October 2, 2022
99.2	Leadership announcement press release dated November 16, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Membership Collective Group Inc.

Date:	November 16, 2022	By:	/s/ Thomas Allen
Thomas Allen, Chief Financial Officer